UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23325	43-1792717
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2144 E Republic Road, Suite F200
Springfield, Missouri 65804
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (833) 875-2492

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.10 per share	GFED	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

INCLUDED INFORMATION

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 27, 2020, Guaranty Federal Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders (i) elected certain Directors listed below for three year terms; (ii) approved, on a non-binding advisory basis, the Company’s executive compensation practices; (iii) approved, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation; and (iv) ratified the appointment of BKD, LLP as the Company’s independent registered public accountants. Of the shares of common stock outstanding as of the record date for the Meeting, 88% were present in person or by proxy.

The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Meeting were as follows:

		Number of Shares

		For	Withheld	Broker Non-Votes
1.	The election of three Directors for a three year term.

	Nominee
	John F. Griesemer	2,523,694	420,283	911,464
	James L. Sivils, III	2,751,462	192,515	911,464
	David T. Moore	2,922,004	21,973	911,464

		For	Against	Abstained	Broker Non-Votes
2.	Advisory, non-binding, approval of executive compensation.	2,811,737	107,318	24,922	911,464

		One Year	Two Years	Three Years	Abstained	Broker Non-Votes
3.	Advisory, non-binding, vote on the frequency of future advisory votes on executive compensation	2,538,069	52,405	340,946	12,557	911,464

		For	Against	Abstained	Broker Non-Votes
4.	Ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.	3,854,952	346	143	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By: /s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: May 28, 2020